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                                                                   EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                          Three Months        Three Months
                                                                             Ended              Ended
                                                                         March 31, 1998     March 31, 1997
                                                                         --------------     --------------
BASIC:
          Average common shares outstanding .........................      14,123,951          11,605,171

                                                                          -----------         -----------

                Total                                                      14,123,951          11,605,171
                                                                          ===========         ===========

          Net Income                                                      $ 2,450,383         $ 6,456,238
                                                                          ===========         ===========

          Per Share Amount                                                $      0.17         $      0.56
                                                                          ===========         ===========


DILUTED:
          Average common shares outstanding .........................      14,123,951          11,605,171
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method         110,474             253,274
          Net effect of dilutive stock warrants outstanding
              during the period -- based on the treasury stock method              na             258,422

                                                                          -----------         -----------

                Total                                                      14,234,425          12,116,867
                                                                          ===========         ===========

          Net Income                                                      $ 2,450,383         $ 6,456,238
                                                                          ===========         ===========

          Per Share Amount                                                $      0.17         $      0.53
                                                                          ===========         ===========





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